UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-c-5(d)(2))
☐	Definitive Information Statement

SMSA Gainesville Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Date of Mailing: on or about April 25, 2014

To our Stockholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of SMSA Gainesville Acquisition Corp., a Nevada corporation, (the “Company,” “we” or “us”) to the holders of record (the “Stockholders”) at the close of business on April 2, 2014 (the “Record Date”), of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated February 18, 2014, (the “Written Consent”) of stockholders owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). The Written Consent authorized and approved a Certificate of Amendment of our Articles of Incorporation (the “Certificate of Amendment”) to increase our authorized Common Stock from 100,000,000 shares to 250,000,000 shares, par value of $0.001 per share. A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to the Stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State, which will occur no earlier than twenty (20) calendar days after the filing and mailing of the enclosed Definitive Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

/s/ Maulik Parikh
Maulik Parikh
President and CEO

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE
SECURITIES AND EXCHANGE ACT OF 1934 AND
REGULATION 14C AND SCHEDULE 14C THEREUNDER

General Information

This Information Statement is being first mailed on or about April 25, 2014 to Stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT. THIS INFORMATION STATEMENT IS DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

Authorization by the Board of Directors
and the Majority Stockholder

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consented to such action in writing. The approval of the Certificate of Amendment required the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 10,000,008 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 14, 2014, our Board adopted resolutions approving the Certificate of Amendment and recommended that our Stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board elected to seek the written consent of the holder of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Consenting Stockholders

On the Record Date, the following Majority Stockholder holding an aggregate of 9,892,956 shares of our Common Stock, constituting 98.92% of our issued and outstanding Common Stock, the sole class of our voting securities, consented in writing to the Certificate of Amendment.

Name of Stockholder	Number of Shares Owned	Percentage1

Titan Partners, LLC	9,892,956	98.92%

1.
This percentage does not reflect the interest in the Company’s Common Stock to be held by those who have a right to acquire the Company’s Common Stock as a result of our private placement, which will have the effect of reducing the percentages contained in this column.

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other Stockholder, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was taken by written consent, there will be no Stockholders meeting.

We will, when permissible following the expiration of the 20-day period mandated by Regulation 14C of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our Stockholders.

Amendment of the Company’s
Articles of Incorporation

The following is a brief explanation of the substantive changes that will be made pursuant to the Certificate of Amendment.

Increase in Authorized Shares

Number and Class of Authorized Shares. The Company’s Articles of Incorporation currently provide for authorized capital stock consisting of 100,000,000 shares of Common Stock. As of the Record Date, the Company had 10,000,008 shares of Common Stock issued and outstanding. This totals 89,999,992 shares of Common Stock authorized and reserved for issuance. Following the amendment, the authorized capital stock of the Company will be increased to 250,000,000 shares of Common Stock. This totals 239,999,992 shares of Common Stock authorized and reserved for issuance.

The additional shares of Common Stock would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the presently issued and outstanding shares of Common Stock. The holders of the Company’s shares of Common Stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of the Company’s Stockholders.

Reasons to Increase the Authorized Shares. The authorized shares of Common Stock in excess of those presently outstanding will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by the Company’s Stockholders, except as may be required by applicable laws, regulations or exchange rules. The Board believes that it is in the best interests of the Company and its Stockholders to have additional shares of Common Stock authorized to be available for issuance to raise capital, for stock dividends, stock splits, retirement of indebtedness, employee benefit programs, debt leverage management, working capital or other corporate purposes and generally to maintain our financing and capital raising flexibility in today’s competitive and fast-changing environment. The Board believes the current number of authorized and unissued shares of our Common Stock available for issuance may be too limited to allow prompt or flexible action by the Board if and when needed.

On March 10, 2014, the Company commenced a private placement of the right to acquire unregistered Common Stock pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, to a class of accredited investors who have an interest in or an understanding of the pharmacy industry. As part of the ongoing Private Placement, the Company has received signed subscription agreements and checks from 16 investors. Prior to completion of the increase in the authorized number of shares of Common Stock and a planned 13.3935 to 1 forward stock split, the investment checks of six of those 16 investors were deposited by the Company totaling $30,000. The Company has taken the position, as to those six investors, that their investment has been accepted and each is entitled now to receive 7,466.333 (pre-split) shares of Common Stock for their $5,000 investment. The Company asked each such investor to confirm in writing their agreement with that position. As to the other ten investors, the Company has asked each of them to similarly confirm in writing that if their $5,000 check is deposited prior to the anticipated stock split, they would expect to receive 7,466.333 shares of our Common Stock. Any investor who does not provide this confirmation will promptly have returned to him the full amount of his investment. As a result, and assuming all such confirmations sent to investors confirming the number of shares of Common Stock to be issued to each investor are received as expected, the Company has to date sold 44,798 shares of its Common Stock in the Private Placement. Once our number of authorized shares of Common Stock has been increased from 100,000,000 shares of Common Stock to 250,000,000 shares of Common Stock, and upon completion of the forward stock split of 13.3935 to 1, the 44,798 shares of Common Stock will become 600,002 shares of our Common Stock. The Company received $30,000 in exchange for such shares of Common Stock. The Company will separately report any sale to any of the other ten investors once it has received back from an investor the expected confirmation letter confirming the number of shares of Common Stock they purchased and deposited that investor’s check. If the Company receives the expected confirmation letter from all ten such investors, after completion of the anticipated stock split the Company will issue 1 million shares of Common Stock in aggregate to such investors and the Company will deposit the $50,000 of checks received from such investors.

In the future, the Company intends to acquire, develop and operate pharmacies in various locations throughout the United States. Notwithstanding this intention, the Company has not entered into any acquisition agreement and no transaction is currently probable. Once the Company identifies a pharmacy for acquisition, the Company does not expect to use its authorized Common Stock as consideration to consummate the acquisition. If the Company decides to use its authorized Common Stock in a future transaction, it will follow the appropriate process to obtain the requisite stockholder approval as required by state law, applicable SEC rules and the Company’s Bylaws.

Because the holders of the shares of Common Stock do not have preemptive rights, the issuance of additional shares of Common Stock (other than on a pro rata basis to all current Stockholders) would reduce the current Stockholders’ proportionate interests. However, in any such event, Stockholders wishing to maintain their interests may be able to maintain a proportionate interest through normal market purchases.

The increase in the amount of shares of authorized stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if, in the future, the Board issues additional shares of stock, such issuances could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board. As of the date of this Information Statement, the Board is not aware of any attempt or plan to obtain control of the Company.

Dissenters’ Rights

Under Nevada law, holders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

Security Ownership of
Certain Beneficial Owners

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date.

Title or Class of Securities	Name and Address of Beneficial Owner1	Amount of Beneficial Ownership2	Percentage5
Common	Titan Partners, LLC3 6565West Loop South, Suite 110 Bellaire, Texas 77401	9,892,956	98.92%
Common	Titan Partners Management, LLC4 6565West Loop South, Suite 110 Bellaire, Texas 77401	9,892,956	98.92%

1.
Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

2.
On April 2, 2014, there were 10,000,008 shares of our Common Stock outstanding and no shares of preferred stock issued and outstanding. We have no outstanding stock options or warrants that would entitle any one person to acquire beneficial ownership of more than 5% of our currently outstanding Common Stock.

3.	Titan Partners, LLC directly owns 98.92% of the Common Stock of the Company and therefore directly possess voting and investment power with respect to the Company’s Common Stock.

4.
As the manager of Titan Partners, LLC, Titan Partners Management, LLC, may be deemed to indirectly possess voting and investment power with respect to 98.92% of the Company’s Common Stock held by Titan Partners, LLC.

5.
These percentages do not reflect the interest in the Company’s Common Stock to be held by those who have a right to acquire the Company’s Common Stock as a result of our private placement, which will have the effect of reducing the percentages contained in this column.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (1) each executive officer of the Company, (2) each current director and (3) all directors and executive officers of the Company as a group.

Title or Class of Securities	Name of Beneficial Owner1	Amount of Beneficial Ownership	Percentage3
Common	Kamran Nezami2	9,892,956	98.92%
All Directors and Executive Officers		9,892,956	98.92%

1.
Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

2.
As the manager of Titan Partners Management, LLC, the manager of our majority shareholder Titan Partners, LLC, Kamran Nezami may be deemed to indirectly possess voting and investment power with respect to 98.92% of the Company’s Common Stock held by Titan Partners, LLC. Mr. Nezami is our sole Director.

3.
These percentages do not reflect the interest in the Company’s Common Stock to be held by those who have a right to acquire the Company’s Common Stock as a result of our private placement, which will have the effect of reducing the percentages contained in this column.

Changes to our Business and
Change of Control

On December 19, 2013, Paul Interrante, our former majority stockholder and former director, and Halter Financial Investments, L.P., a former stockholder of the Company, entered into a stock purchase agreement with Titan Partners, LLC, our current majority stockholder, pursuant to which Titan Partners, LLC acquired 9,892,956 shares of Common Stock, representing 98.92% of the then issued and outstanding equity interest and voting rights of the Company. The signing of the stock purchase agreement and the transactions contemplated thereby resulted in a change of control of the Company.

Our current business plan is to acquire, develop, and operate pharmacies across the United States and, for a period of time, to retain earnings from such operations. As of February 27, 2014, the date of our report on Form 8-K disclosing the Company’s current business plan, the Company continues to be a shell company as that term is defined in SEC Rule 12b-2.

Available Information

Please read all sections of this Information Statement carefully. The Company is subject to the reporting and disclosure requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained from the SEC at prescribed rates. This information may also be obtained from the SEC’s EDGAR reporting system, which you can access at www.sec.gov.

Dated: April 18, 2014	/s/ Maulik Parikh
Maulik Parikh
President and CEO